UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2023

Eagle Point Credit Company Inc.

(Exact name of Registrant as specified in its charter)

Delaware	811-22974	47-2215998
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Steamboat Road, Suite 202, Greenwich, CT 06830

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 340-8500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ECC	New York Stock Exchange
6.50% Series C Term Preferred Stock due 2031	ECCC	New York Stock Exchange
6.75% Series D Preferred Stock	ECC PRD	New York Stock Exchange
6.6875% Notes due 2028	ECCX	New York Stock Exchange
6.75% Notes due 2031	ECCW	New York Stock Exchange
5.375% Notes due 2029	ECCV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Management’s unaudited estimate of the range of the net asset value per share of our common stock as of April 30, 2023 was between $8.83 and $8.93.

In addition, the Company has declared three separate monthly regular distributions of $0.14 per share on its common stock, payable on each of July 31, 2023, August 31, 2023 and September 29, 2023 to stockholders of record as of July 11, 2023, August 11, 2023 and September 11, 2023, respectively. Additionally, the Company has declared three monthly supplemental distributions of $0.02 per share on its common stock, payable on each of July 31, 2023, August 31, 2023 and September 29, 2023 to stockholders of record as of July 11, 2023, August 11, 2023 and September 11, 2023, respectively.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Eagle Point Credit Company Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eagle Point Credit Company Inc.

Date: May 12, 2023	By:	/s/ Kenneth P. Onorio
Kenneth P. Onorio Chief Financial Officer and Chief Operating Officer